UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
Encysive Pharmaceuticals Inc. (the “Company”) announced today that that at 4:35 p.m. ET the Company received an approvable letter from the U.S. Food and Drug Administration (FDA) for THELIN™ (sitaxsentan sodium), which is under review for the treatment of pulmonary arterial hypertension (PAH). Of the substantive items raised in the March 24, 2006 approvable letter, one remains unresolved.
In today’s approvable letter, the FDA acknowledged that the unresolved item is a matter of judgment and expressed an openness to consider new arguments to address this remaining item. The FDA again offered the alternative of conducting additional clinical work. Additionally, the FDA provided recommendations on the Company’s risk management plan, which the Company views as constructive.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: July 24, 2006	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel